Filed with the Commission on March 13, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     Information Required in Proxy Statement
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(A) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|     Filed by a party other than the Registrant  | |


                           Check the appropriate box:

|X| Preliminary Proxy Statement             | | Definitive Additional Materials

| | Confidential, for Use of the Commission | | Soliciting Material Pursuant to
    Only (as permitted by Rule 14a-6(e)(2))     ss. 240.14a-11(c)
                                                or ss. 240.14a-12
| |  Definitive Proxy Statement

                                   Filing By:
                             Harmon Industries, Inc.
                (Name of Registrant as Specified In Its Charter)


================================================================================
Payment of Filing Fee (Check the appropriate box):

|X| No fee required                        | | Fee computed below per Exchange
                                                Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:   N/A
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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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| |  Fee paid previously with preliminary materials
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     statement  number,  or the Form or Schedule and the date of its  filing.

   1) Amount Previously Paid: __________________________________________________
   2) Form,  Schedule  or  Registration   Statement  No.: ______________________
   3) Filing  Party: ___________________________________________________________
   4) Date Filed: ______________________________________________________________

                             Harmon Industries, Inc.
                              1300 Jefferson Court
                          Blue Springs, Missouri 64015

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD AT 2:00 P.M. ON MAY 12, 1998
                       AT THE COUNTRY CLUB OF BLUE SPRINGS
                              1600 N. CIRCLE DRIVE
                             BLUE SPRINGS, MISSOURI

To the Holders of Common Stock of Harmon Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Shareholders of Harmon Industries, Inc. will be held for the following purposes:

     1.  To  elect  ten  (10)   members  of  the  Board  of   Directors;

     2. To approve an amendment of the Company's Articles of Incorporation to increase the number of shares of common stock ($.25 par value) authorized from 20,000,000 shares to 50,000,000 shares.

     3. To approve an amendment to the Company's 1996 Long-Term Incentive Plan to extend the expiration of the Plan from May 31, 2001 to May 31, 2003 and to increase the amount of shares available annually under the Plan from 1.15% to 1.25% of outstanding shares on January 1 of each year of the Plan, commencing January 1, 1999;

     4. To approve the selection of KPMG Peat Marwick LLP, as Auditors for the forthcoming fiscal year;

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 16, 1998, will be entitled to notice of and to vote at the meeting and any adjournments thereof. The transfer books of the Company will not be closed.

     Shareholders who do not expect to attend the meeting in person are asked to date, sign and return the proxy using the enclosed envelope which needs no postage if mailed in the United States.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Robert E. Harmon
                                         Chairman
1300 Jefferson Court
Blue Springs, Missouri 64015
April 1, 1998

                                PRELIMINARY COPY
                                  DRAFT 3/12/98
                             Harmon Industries, Inc.
                              1300 Jefferson Court
                          Blue Springs, Missouri 64015

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 12, 1998

                             SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Harmon Industries, Inc. (the "Company") commencing on April 1, 1998. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders, which will be held at the Country Club of Blue Springs, 1600 N. Circle Drive, Blue Springs, Missouri on May 12, 1998 at 2:00 p.m. and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder who executes and returns the enclosed proxy has the right to revoke it, in writing, at any time before it is voted at the meeting.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally or by telephone or facsimile by the directors or by a few executives or employees of the Company at a nominal cost, and the Company may reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in sending proxy material to principals.

     On February 27, 1998, the Company effected a 3 for 2 stock split, paid as a dividend to shareholders of record February 13, 1998. All share information, including current and historical data, has been adjusted in this proxy statement to reflect this stock split.

     The Board of Directors of the Company has fixed the close of business on March 16, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of that date, the Company had 10,521,189 shares of Common Stock outstanding and entitled to vote at the meeting.

     Each share of Common Stock entitles the shareholders to one vote for each share held. All voting, unless otherwise specifically indicated, requires approval by a majority of the shares of stock represented in person or by proxy at the meeting and voted on the matter in question. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum but are tabulated as if no vote was cast on the matter indicated. Directors are elected by a plurality of the votes cast. Shareholders do not have the right to accumulate votes in the election of directors. Votes withheld in the election of directors are not tabulated as a vote for or against the person or persons indicated. The selection of directors is determined in the order of those nominees receiving the highest number of votes in favor of election until the number of nominees to be elected in the election have been selected.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock of the Company owned beneficially as of March 16, 1998 by each person who, as of that date, to the best knowledge of management, was the beneficial owner of more than 5% of the outstanding shares or who is a named executive officer. Common Stock is the only class of voting securities.

   Title      Name and Address of               Beneficial      Percent
  of Class     Beneficial Owner                 Ownership(1)  of Class(2)
  --------    -------------------               ------------  -----------


Common Stock  St. Denis J. Villere & Company      1,139,775       11%
              210 Baronne Street, Suite 808
              New Orleans, LA 70112-1727             (3)

Common Stock  Wellington Management Company,LLP     827,400        8%
              75 State Street                        (4)
              Boston, Massachusetts  02109

Common Stock  Mercantile Bancorporation Inc.        768,360        7%
              #1 Mercantile Center
              St. Louis, MO  63101

Common Stock  Charles M. Foudree                     64,000        1%
                                                      (5)

Common Stock  Robert E. Heggestad                    37,185       --%
                                                      (6)

Common Stock  Lloyd T. Kaiser                        40,822       --%
                                                      (7)

Common Stock  Bjorn E. Olsson                        51,000       --%
                                                      (8)

Common Stock  Raymond A. Rosewall                    35,250       --%
                                                      (9)

Common Stock  Beneficial ownership of all           920,725        9%
              officers and directors as a
              group (20 in group)

(1) All amounts of shares reflect sole voting and disposition power unless otherwise indicated. The share amounts reflected in this column include outstanding shareholdings, as well as unexercised ISOP option shares and unexercised director option shares (see discussion under caption "Executive Compensation" herein). Shares allocated under the Company's ESOP are not included since participants have no disposition power and have only shared voting rights. Shares in the ESOP allocated to Messrs. Foudree, Heggestad, Kaiser, Olsson and Rosewall and all officers and directors as a group were 8,070; 6,630; 2,686; 2,778; 3; and 49,615 shares, respectively.

(2) Rounded to the nearest whole percentage. Percentages are calculated on 10,829,289 shares representing the total of 10,521,189 outstanding shares and 308,100 shares for unexercised director, ISOP options and LTIP options.

(3) St. Denis J. Villere & Company has shared voting power and shared dispositive power over 1,139,775 shares.

(4) Wellington Management Co. has shared voting power over 464,250 shares and shared dispositive power over 827,400 shares.

(5) 41,250 shares are beneficially owned and held of record by M. Colleen Foudree as trustee for the M. Colleen Foudree Trust with sole voting and disposition power. 9,700 shares are held by the Charles M. Foudree Trust with sole voting and disposition power. 300 shares are held directly by Charles M. Foudree. The remainder are held by Charles M. Foudree and represent unexercised option shares.

(6) 26,685 shares are owned by Robert E. Heggestad with sole voting and dispositive power. The remainder represent unexercised option shares.

(7) 30,322 shares are held by Lloyd T. Kaiser with sole voting and dispositive power. The remainder represent unexercised option shares.

(8) 38,250 shares are held by Bjorn E. Olsson with sole voting and dispositive power, not including 24,150 shares held by a Rabbi Trust for deferred compensation, 8,740 shares of which are currently vested. The remainder represent unexercised options.

(9) Raymond A. Rosewall holds no shares directly with sole voting and dispositive power. 35,250 shares represent unexercised option shares.

Section 16(a) Beneficial Ownership Reporting
--------------------------------------------

     Based on a review of reports on Forms 3, 4 and 5 and amendments to such forms filed with the Company, the Company is aware of only one late filing of such forms by any person required to file such forms in connection with Section 16(a) of the Securities Exchange Act of 1934, as amended. A Form 4 was filed approximately one month late by a director relating to beneficial ownership changes of his children. The Company is unaware of any transactions in which there was a failure to file by a reporting person under such Act.

                              ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting of Shareholders for one year or until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. If, for any reason, any of the nominees is unable or declines to serve, the proxies will be voted for the other persons listed or for substitute nominees nominated by management. During fiscal 1997, the Board of Directors held five meetings. All of the directors nominated for re-election herein attended greater than 75% of the meetings of both the Board and the respective committees for which they were eligible to serve.

     The Director Nomination and Compensation Committee proposes nominees for Board positions and evaluates director compensation. The Committee consists of Herbert M. Kohn

(Chair), Douglass Wm. List, Bruce M. Flohr and Judith C. Whittaker. Mr. List joined the Committee in May 1997. The Committee met two times during 1997. The Committee will consider proposed director candidates submitted by shareholders. Proposals for the 1999 election must be received in writing on or prior to November 13, 1998.

     The Audit Committee of the Board of Directors was composed of Judith C. Whittaker (Chair), Herbert M. Kohn and Gerald E. Myers during 1997.
Additionally, Thomas F. Eagleton was a member of the Committee until his retirement as a director in May 1997. The Audit Committee reviews and monitors financial controls throughout the Company, supervises the internal audit function and monitors the Company's relationship with the external auditors. The committee met two times in 1997.

     The Compensation Committee was composed of Rodney L. Gray (Chair), Bruce M. Flohr and Douglass Wm. List during 1997. Additionally, Donald V. Rentz was a member of the Committee until his retirement as a director in May 1997. The Compensation Committee is a standing committee of the Board of Directors and establishes executive salary and bonus levels for the executive officers and the Presidents of the Company's subsidiaries. During 1997, the Compensation Committee met six times.

                                      DIRECTOR NOMINEES

                                                                                    Stock
                                                             Served      Percent    Owned
     Name                                                 Continuously      Of      Benefi-
      Of                       Principal Occupation       as a  Director  Class     cially
   Nominee      Age             For Last Five Years           Since        (2)       (1)
   -------      ---             -------------------       -------------- -------    ------

Bruce M. Flohr  59     Since  1977,  Chairman  and Chief     05/11/93        --%    6,000
                       Executive   Officer  of  RailTex,                            (3)
                       Inc.

Charles M.      53     Executive Vice  President-Finance     07/27/72        1%     64,000
Foudree                of the Company since  Sept. 1986.                            (4)
                       Treasurer  of  the  Company since
                       1974.  Secretary  of the  Company
                       since 1982.

Rodney L. Gray  45     Since  November  1997,  Executive     05/11/93        --%    12,000
                       Vice President,  Finance of Enron                            (5)
                       International,  Inc.;  from  1994
                       to November  1997,  Chairman  and
                       Chief Executive  Officer of Enron
                       Global  Power &  Pipelines,  LLC;
                       prior     to     that,     Senior
                       Vice-President-Finance        and
                       Treasurer  of  Enron  Corp.  from
                       October 1992 to 1994.


                                       5



                                                                                    Stock
                                                             Served      Percent    Owned
     Name                                                 Continuously      Of      Benefi-
      Of                       Principal Occupation       as a  Director  Class     cially
   Nominee      Age             For Last Five Years           Since        (2)       (1)
   -------      ---             -------------------       -------------- -------    ------

Robert E.       59     Chairman  of  the  Board  of  the     10/02/61        4%     386,938
Harmon                 Company  since   February   1975.                            (6)
                       Chief Executive Officer of the
                       Company from November 1969  to
                       December 1994.  President of the
                       Company from November   1969 to
                       July 1990.

Herbert M.      59     Since  June  1991,  a partner  in     09/01/85       --%     40,650
Kohn                   the law firm of Bryan Cave.                                  (7)

Douglass Wm.    42     Since  January  1988,  President,     05/08/90       --%      6,300
List                   List   &   Company,    Inc.,    a                             (8)
                       management consulting firm based
                       in Baltimore,  Maryland.   Since
                       December 1992, also President of
                       Railway Engineering Associates,
                       Inc., having been Vice-President
                       and General Manager of that company
                       since May 1988. Since January 1997,
                       President of Moorgate,  Inc., an
                       investment advisory company.

Gerald E.       56     Self-employed  management             05/03/88       --%     46,376
Myers                  consultant  through GEM Financial                            (9)
                       Services, Inc. since July 1989.

Bjorn E.        52     President  and  Chief   Executive     05/06/86       --%     51,000
Olsson                 Officer  of  the  Company   since                            (10)
                       January 1995;  President and Chief
                       Operating  Officer of  the Company
                       from August 1990 to December 1994.

                                       6



                                                                                    Stock
                                                             Served      Percent    Owned
     Name                                                 Continuously      Of      Benefi-
      Of                       Principal Occupation       as a  Director  Class     cially
   Nominee      Age             For Last Five Years           Since        (2)       (1)
   -------      ---             -------------------       -------------- -------    ------

   John A.      44     Managing  General  Partner  of  a    New nominee     --%       -0-
   Sprague             private equity  investment  firm,
                       Jupiter  Partners,  LP  since
                       1994;  from  1982 to 1994,
                       principal and subsequently
                       partner, of Forstman Little &
                       Co., an investment banking firm.

   Judith C.    59     Since January 1997, Vice President,   05/11/93       --%      6,000
   Whittaker           General Counsel/Secretary of                                  (11)
                       Hallmark Cards, Incorporated, prior
                       to that Vice-President-Legal, of
                       Hallmark Cards, Incorporated.



(1) All amounts of shares reflect sole voting and disposition power unless otherwise indicated. The share amounts reflected in this column include outstanding shareholdings, as well as unexercised ISOP option shares and unexercised director option shares (see discussion under caption "Executive Compensation" herein). Shares allocated under the Company's ESOP are not included since participants have no disposition power and shared voting rights. Shares in the ESOP allocated to Messrs. Foudree and Olsson were 8,070 and 2,778 shares, respectively.

(2) Percentages shown are rounded to the nearest whole percentage. Percentages are calculated on 10,829,289 shares representing the total of 10,521,189 outstanding shares and 308,100 shares for unexercised director ISOP and LTIP options.

(3)  6,000  shares  are  beneficially  owned  and  held  of record by Bruce M.
     Flohr.

(4) 41,250 shares are beneficially owned and held of record by M. Colleen Foudree as trustee for the M. Colleen Foudree Trust with sole voting and disposition power. 9,700 shares are held by the Charles M. Foudree Trust with sole voting and disposition power. 300 shares are held directly by Charles M. Foudree. The remainder are held by Charles M. Foudree and represent unexercised option shares.

(5)  9,000  shares  are held  of  record  by  Rodney L.  Gray.    The  remainder
     represent  unexercised  LTIP  director shares.

(6) 12,030 shares are held by Robert E. Harmon directly. 368,908 shares are held of record by Robert E. Harmon, as Trustee for the Robert E. Harmon Trust, with sole voting and dispositive powers. Does not include 11,430 shares owned by his wife for which Robert E. Harmon disclaims beneficial ownership. The remainder are held by Robert E. Harmon and represent unexercised director shares.

(7) 18,000 shares are held directly by Herbert M. Kohn. 19,650 shares are held through an IRA and the remainder represent unexercised LTIP director options.

(8) Does not include 225 shares held by Moorgate Foundation Fund, L.L.C., for which Mr. List disclaims beneficial ownership. Mr. List owns approximately 9% of Moorgate Foundation Fund, L.L.C. Moorgate, Inc., an investment advisory company, provides investment advisory services to Moorgate Foundation Fund, L.L.C., and Mr. List is President of Moorgate, Inc. 3,000 shares are held through an IRA. 300 shares in the aggregate are held on behalf of the daughters of Douglass William List. The remaining shares represent unexercised LTIP director options.

(9) Includes 43,114 shares which are held in a living trust, 262 shares are held in an IRA and the remainder represent unexercised LTIP director options.

(10) 38,250 shares are held by Bjorn E. Olsson with sole voting and dispositive power, not including 24,150 shares held by a Rabbi Trust for deferred compensation, 8,740 shares of which are currently vested. The remainder represent unexercised options.

(11) 3,000 shares are held directly by Judith C. Whittaker. The remainder represent unexercised LTIP director options.

     Ms. Whittaker serves as a director of MCI Communications Corporation, a publicly-held company. Mr. Flohr serves as an officer and director of RailTex, Inc., a publicly-held company. Mr. List is a director of Mark VII, Inc., a publicly-held company. Mr. Gray is a director of Battlemountain Gold Company, a publicly-held company. Mr. Foudree is a director of OTR Express, Inc., a publicly-held company. Mr. Kohn is a director of American Pad & Paper Company, a publicly-held company. None of the other director nominees serves as a director of any other company with a class of stock registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered under the Investment Company Act of 1940.

     Certain Transactions.

     Mr. Kohn is currently a partner of the Bryan Cave law firm, which the Company retains as legal counsel for certain matters.

         EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Summary of Cash and Certain Other Compensation.

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries (determined as of the end of the last fiscal year), to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or its subsidiaries (together hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995:


=====================================================================================================
                           Summary Compensation Table
-----------------------------------------------------------------------------------------------------
                                                                Long Term Compensation

                             Annual Compensation(1)
                                                             -----------------------------
                                                                      Awards       Payouts
                     ----------------------------------------------------------------------
                                                    Other                                      All
       Name                                         Annual    Restricted   Options            Other
        And                                        Compen-     Stock        (# of    LTIP    Compen-
     Principal        Fiscal   Salary    Bonus     sation      Award(s)     Shs.)   Payouts   sation
     Position          Year    ($)(2)    ($)(3)      ($)          ($)        (4)      ($)     ($)(5)
----------------------------------------------------------------------------------------------------
  Bjorn E. Olsson      1997    305,848  192,309      --          --        5,250     --     162,418
                       ----
  President & CEO      1996    298,274  218,791      --          --        5,250     --      47,028
                       ----
                       1995    264,747     --        --          --         --       --      44,339
                       ----
----------------------------------------------------------------------------------------------------
Charles M. Foudree     1997    180,445  110,498      --          --        5,250     --      51,307
                       ----
 Executive V.P. -      1996    176,568  109,895      --          --        5,250     --      75,304
                       ----
Finance, Secretary     1995    163,281     --        --          --         --       --      70,470
                       ----
   and Treasurer
----------------------------------------------------------------------------------------------------
Robert E. Heggestad    1997    131,061   82,505      --          --        5,250     --      10,909
                       ----
  Vice President-      1996    130,738   77,455      --          --        5,250     --      72,515
                       ----
     Technology        1995    129,352     --        --          --         --       --      85,652
                       ----
----------------------------------------------------------------------------------------------------
  Lloyd T. Kaiser      1997    151,131   98,842      --          --        5,250     --      10,909
                       ----
  Executive Vice       1996    156,717  103,441      --          --        5,250     --      20,693
                       ----
President-Domestic     1995    151,821     --        --          --         --       --      22,317
                       ----
  Sales & Service
----------------------------------------------------------------------------------------------------
    Raymond A.         1997    137,163   85,186      --          --        5,250     --      5,454
                       ----
     Rosewall          1996    172,651   81,145      --          --       30,000     --      36,049
                       ----
  Vice President       1995      --        --        --          --         --       --        --
                       ----
   Manufacturing
=====================================================================================================

(1) Includes no perquisites (i.e. auto allowance, club dues or aircraft use) because in all instances these total less than $50,000 or 10% of the total of annual salary and bonus reported for each named executive officer.

(2) Salary includes amounts deferred under the Company's 401(k) and the SERP at the election of the named executive officer.

(3) Bonus consists of cash. (See discussion under the heading "Employment Contracts" below.)

(4) Includes grants of options in the amount of 5,250 shares in 1997 under the Company's 1996 Long-Term Incentive Plan and in 1996 under the Company's 1990 Incentive Stock Option Plan.

(5) Includes allocation of contributions to the Company's Deferred Compensation Plan, SERP and to the Company's non-discriminatory Employee Stock Ownership Plan (ESOP). The amounts included in this column representing allocation of the contribution made in 1997 to the Company's ESOP for Messrs. Olsson, Foudree, Heggestad, Kaiser and Rosewall were $10,909; $10,909; $10,909; $10,909; and $5,454, respectively. The balance shown for each in the column represented allocation of contributions for such named executive officers to the Company's Deferred Compensation Plan. During 1997, a total of 24,150 shares were deposited in a Rabbi Trust for deferred compensation through the SERP allocated to Mr. Olsson, 8,740 shares of which were vested. $124,011 of the amounts included in this column represent the value of the vested shares. (See discussion under the heading "Pension Plan" below.)

     Stock Options and Stock Appreciation Rights.

     During 1997, all of the named executive officers received a grant of stock options under the Company's 1996 Long-Term Incentive Plan. The Company has no outstanding Stock Appreciation Rights (SARs). The following table contains information concerning the grant of stock options under the Company's 1996 Long-Term Incentive Plan to the named executive officers (see discussion below under "Compensation Committee Report--1996 Long-Term Incentive Plan"):



================================================================================
                        Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------
                                                               Potential
                                                              Realizable
                                                               Value at
                                                            Assumed Annual
                                                               Rates of
                                                              Stock Price
                                                             Appreciation
                                                              for Option
                  Individual Grants                             Term(3)
--------------------------------------------------------------------------------
    Name      Options   % of      Exercise   Expiration       5%($)  10%($)
              Granted   Total     or Base      Date(2)
                (1)    Options     Base
               (# of   Granted to  Price
              Shares)  Employees   ($/Sh)
                          In
                        Fiscal
                         Year
--------------------------------------------------------------------------------
  Bjorn E.     5,250     4.3        12.17      2/14/02      26,225   61,750
   Olsson                                      through
                                               2/14/06
--------------------------------------------------------------------------------
 Charles M.    5,250     4.3        12.17      2/14/02      26,225   61,750
   Foudree                                     through
                                               2/14/06
--------------------------------------------------------------------------------
  Robert E.    5,250     4.3        12.17      2/14/02      26,225   61,750
  Heggestad                                    through
                                               2/14/06
--------------------------------------------------------------------------------
  Lloyd T.     5,250     4.3        12.17      2/14/02      26,225   61,750
   Kaiser                                      through
                                               2/14/06
--------------------------------------------------------------------------------
 Raymond A.    5,250     4.3        12.17      2/14/02      26,225   61,750
  Rosewall                                     through
                                               2/14/06
--------------------------------------------------------------------------------
(1) Each of Messrs. Olsson, Foudree, Heggestad, Kaiser and Rosewall received 5,250 shares pursuant to a non-qualified stock option grant from the Company's 1996 Long-Term Incentive Plan (LTIP) in 1997. For a description of the terms of the options see "Compensation Committee Report-Incentive Stock Option Plan" below.

(2) The exercise price for non-qualified LTIP equals the fair market value of the underlying shares on the date of grant. The grants are 20% vested at the date of grant and an additional 20% vests on each anniversary of the date of grant until fully vested. Non-qualified LTIP options expire on the later of five years from the date of grant or the date the options first become exercisable. The following tables illustrate the effect of vesting, expiration dates and assumed appreciation calculated at specified rates for 5,250 share options granted on February 14, 1997, with vesting as shown:


==============================================================================================
                                  Term of     Future        Implied per         Potential
 Grant    Date    Date    Shares  Option   Stock Price @       Share       Realizable Value @
 Price   Vested  Expires  Vested    In                    Appreciation @
                                   Years -----------------------------------------------------
                                            5%      10%     5%     10%       5%         10%
----------------------------------------------------------------------------------------------
$12.17   2/14/97 2/14/02  1,050     5     $15.53  $19.60   $3.36  $7.43    $3,531     $ 7,802
         2/14/98 2/14/03  1,050     6     $16.31  $21.56   $4.14  $9.39    $4,346     $ 9,859
         2/14/99 2/14/04  1,050     7     $17.12  $23.72   $4.95  $11.55   $5,202     $12,123
         2/14/00 2/14/05  1,050     8     $17.98  $26.09   $5.81  $13.92   $6,101     $14,613
         2/14/01 2/14/06  1,050     9     $18.88  $28.70   $6.71  $16.53   $7,045     $17,353
                                                                           ------     -------
                                                                          $26,225     $61,750
----------------------------------------------------------------------------------------------

(3) These amounts represent only the fully vested amounts over the full vesting period (see footnote 2 above) and certain assumed rates of appreciation only. The assumed rates may have no correlation to current or future actual market conditions.

     Option Exercises and Holdings.

     The following table provides, for the named executive officers, information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the last fiscal year for both the Company's 1988 Director Option Plan ("Director"), 1990 Incentive Stock Option Plan ("ISOP") and 1996 Long-Term Incentive Plan ("LTIP"):


======================================================================================================
                 Aggregated Option Exercise in Last Period and FY-End Option Values
------------------------------------------------------------------------------------------------------
                                                                                        Value (in $)
                                                                            Number          of
                                                                              of         Unexercised
                                            Number                        Unexercised   In-the-Money
                                          of Shares                        Options/     Options at
                            Type of        Acquired      Value (in $)      Shares at      12/31/97
          Name               Option      on Exercise      Realized(1)      12/31/97       (2)(3)
------------------------------------------------------------------------------------------------------
Bjorn E. Olsson             Director        3,000            2,000            --             --
                              ISOP          1,500            3,875           7,500         60,383
                              LTIP            --              --             5,250         33,233
------------------------------------------------------------------------------------------------------
Charles M. Foudree          Director        3,000            2,000            --             --
                              ISOP            --              --             7,500         67,883
                              LTIP            --              --             5,250         33,233
------------------------------------------------------------------------------------------------------
Lloyd T. Kaiser               ISOP          8,250           65,312           5,250         47,250
                              LTIP            --              --             5,250         33,233
------------------------------------------------------------------------------------------------------
Robert E. Heggestad           ISOP            --              --             5,250         47,250
                              LTIP            --              --             5,250         33,233
======================================================================================================



                                       11



======================================================================================================
Raymond A.        ISOP      --        --      30,000   285,000
Rosewall          LTIP      --        --       5,250    33,233
======================================================================================================


(1) Market price at exercise less  exercise  price.

(2) There are no SARs.

(3) Market price at 12/31/97 ($18.50) less exercise price.

     Long-Term Incentive Plans.

     Under the 1996 Long-Term Incentive Plan (the "1996 Plan"), the Compensation Committee may establish vesting criteria for the grant of options or other permitted awards under the 1996 Plan. The Compensation Committee currently anticipates that the primary awards vehicle under the plan will consist of non-qualified options, with vesting over a four-year period from the date of grant so that 20% of the grant vests at grant and the remaining amount will vest on the anniversary of the grant for the next four years. There are no performance-based criteria relating to the awards or vesting under the contemplated plan in connection with the non-qualified option. The exercise prices of such non-qualified options are determined by the Closing price for the Company's stock on the date of grant. Under the 1996 Plan, the Compensation Committee currently anticipates that grants to executive officers will be in the amount of 5,250 option shares per year so that 1,050 shares will be vested as of the date of grant and an additional 1,050 shares will vest over each of the following four years from the date of grant. In addition, the Compensation Committee anticipates granting non-qualified options to certain key employees of the Company, which grants will be in the amount of 750 shares, with 150 shares vested upon grant and 150 shares vesting in each of the following four years following the date of grant. Finally, grants of LTIP shares are anticipated to five Assistant Vice Presidents at 1,500 non-qualified option shares to each with similar vesting percentage provisions to those options granted to officers.

     Under the 1996 Plan, on the last business day of May, commencing May 31, 1996 (or if later, on the date on which the person is first elected or begins to serve as a non-employee director, other than by reason of termination of employment) and, thereafter on the date of each annual meeting of shareholders of the Company, each person who is a non-employee director after such meeting of stockholders shall be granted a non-qualified option for 1,500 option shares of the Common Stock of the Company. The option amount shall be prorated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders. The exercise prices of such non-qualified options are determined by the Closing price for the Company's stock on the date of grant. Options granted to non-employee directors pursuant to the 1996 Plan will immediately vest and will have a term of seven years for exercise.

     On May 13, 1997, each of the non-employee directors received a grant of 1,500 non-qualified options, with an exercise price of $13.00 per share. On February 14, 1997, non-qualified options for 68,250 shares (5,250 to each officer) shares were issued to 13 key employees under the 1996 Plan. Additionally, on February 14, 1997, non-qualified options for 40,500 shares (750 to each key employee) were granted to 54 key employees of the Company. The exercise price of the officer and key employee options was $12.17 per share, and the other terms of such options were as set forth above.

     Pension Plans.

     The Company has no defined benefit pension plans. The Company has a non-qualified, unfunded deferred compensation plan and trust for certain officers and key employees, providing for payments upon retirement, death or disability. Under the plan, the employees receive retirement payments equal to a portion of the average of the three highest consecutive years' compensation. Upon retirement, these payments are to be made for the remainder of the employee's life with a minimum payment of ten years' benefits to either the employee or his beneficiary. The plan provides for reduced benefits upon early retirement, disability or termination of employment. The amount of the deferred compensation expense for all covered employees for 1997 was approximately $573,000 and amounts allocated to the named executive officers are included in the "All Other Compensation" column of the Summary Compensation Table. Participation in the Deferred Compensation Plan and Trust has been frozen and no additional participants are permitted.

     On October 7, 1997, the Compensation Committee of the Board of Directors approved the establishment of one or more defined contribution plans for executive management of the Company which were not covered under the prior deferred compensation plan of the Company. The defined contribution plans have a variable contribution level to 12% for new members of senior management for the defined contribution plan. Contribution levels above 12% would require Compensation Committee approval. Contributions are made in cash or stock to a rabbi trust with vesting over a rolling period based on 20% at the time of contribution and 20% for each of the anniversary dates of the contribution until fully vested. Participation in the defined contribution plan is also subject to a vesting percentage based on years of service in the Company over a denominator of 25 years. Finally, the defined contribution plan includes life insurance coverage at eight times current salary up to a cap of $1,400,000. Currently, the only member of senior management participating in a defined contribution plan is William L. Bush.

     The Company also has an Employee Stock Ownership Plan and Trust ("ESOP"). Employees, including officers of the Company who satisfy the ESOP's eligibility criteria of hours and service are eligible to participate. Allocations are based on the ratio of an eligible individual's salary (subject to current regulatory caps) to the total salaries of all eligible persons. Standards for vesting are based upon years of service with the Company in accordance with current regulatory guidelines. Under the ESOP, the Company is not required to make any contributions, other than matching 401K funds. However, the Company's current intention is to contribute approximately 15% of the Company's pre-tax earnings to the ESOP. The 15% contribution would include the funds required to fulfill a portion of the Company's obligation to match a portion of the employee's 401K contribution. The contribution to the ESOP for the years ended December 31, 1995, 1996 and 1997 totaled $2,785,000, $3,814,617 and $3,874,000, respectively, which amounts were paid in cash. The amount of compensation included in the "All Other Compensation" column of the Summary Compensation Table includes the amounts of respective annual contributions allocated for the named executive officers as of March 31 of the preceding year.

     Cancellation and Regrant of Options.

     During 1997, the Company did not cancel, regrant or reprice any outstanding stock options.

     Compensation    Committee   Interlocks   and   Insider Participation.

     Mr. Rodney L. Gray (Chairman), Mr. Douglass Wm. List, Mr. Bruce M. Flohr and Mr. Donald V. Rentz (until his retirement) served on the Compensation Committee of the Company during the past fiscal year. None of the members of the Compensation Committee are officers or employees of the Company. The Compensation Committee of the Company establishes executive salary and bonus levels for the executive officers of the Company.

     The Company does not believe that any interlocks exist between members of the Compensation Committee and any third party represented on the Board of Directors or providing significant services to the Company.

     Employment Contracts.

     Messrs. Olsson, Foudree, Heggestad, Kaiser and Rosewall had employment contracts with the Company as of December 31, 1997 which provides for the payment to such officers of annual base salaries of $325,000, $182,481, $135,570, $156,933 and $140,933, respectively. The employment contracts have a rolling 12-month term, except that Mr. Olsson's contract has a rolling 24-month term. For the year ended December 31, 1997, these officers' contracts included an annual cash bonus. Cash bonuses paid to the named executive officers for calendar year 1997 under the cash bonus plan were $192,309, $110,498, $82,505, $98,842 and $85,186, respectively. (See description below under "Compensation Committee Report on Bonuses".)

     During 1997, non-qualified LTIP options for 5,250 shares were granted to each of thirteen executive officers effective February 14, 1997 at an exercise price of $12.17 per share. (See discussion in the Compensation Committee Report under "Bonuses" below.)

Report of the Compensation Committee on Executive Compensation.

     Responsibilities and Composition of the Committee.

     The Compensation Committee is responsible for (i) establishing compensation programs for executive officers of the Company and its subsidiaries designed to attract, motivate and retain key executives responsible for the success of Company as a whole; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its shareholders; and (iii) determining the compensation of the Company's executive officers and certain key employees. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of directors who have not served as officers or employees of the Company within the past ten years.

     Compensation Philosophy and Objectives.

     The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that together help build value for the Company's shareholders. Within this overall philosophy the Committee addresses a number of specific objectives, including (i) a total compensation program that takes into account compensation practices and financial performance as compared to similar companies, (ii) annual bonus programs that take into account the Company's overall performance relative to corporate objectives established in advance by the Committee which help create value for the Company's shareholders, and (iii) alignment of the financial interests of executive officers to those of shareholders by providing equity based compensation through option grants and through mandatory minimum shareholding requirements.

     The Committee believes that the top management of the Company must operate as a team and that the cause and effect relationship between the efforts of any one individual and corporate performance is difficult to discern. Hence, in general, the compensation of the executive team tends to track as a group with the performance of the Company. The Committee does, however, make exceptional decisions where exceptional circumstances exist. Furthermore, the Committee does establish individual performance objectives and measures individual performance against these objectives in an effort to ensure that all members of the top management team are fulfilling the expectations set for them.

     Compensation Components and Process.

     There are three major components of the Company's executive officer compensation: (i) base salary; (ii) annual bonuses and (iii) equity incentives through ISOP and LTIP option grants and minimum shareholding requirements. During 1997, the Committee utilized option grants under the Company's 1996 Long-Term Incentive Plan ("LTIP"). Upon approval by the shareholders, the Committee replaced the ISOP plan and the 1988 Director Option Plan with the Company's new 1996 Long Term Incentive Plan (the "1996 Plan"). The Committee began use of this plan during 1996. The 1996 Plan operates to cover both the executive officer group, as well as a fairly extensive key employee group. Non-employee directors also receive an automatic annual option grant covering 1,500 shares each year. (See discussion above under Executive Compensation--Long-Term Incentive Plan).

     The process utilized by the Committee in determining executive officer compensation levels for all of these components is based on the Committee's objective judgment and takes into account both qualitative and quantitative factors. No predetermined weights are assigned to such factors with respect to any compensation component. Recommendations for base salaries and awards for each individual executive officer are established after evaluation of individual performance factors (equally weighted) including the following: knowledge of job responsibilities, relationship with others, working capacity, initiative, character, leadership, adaptability, teamwork, administrative ability and individual goal attainment. The evaluation by the Committee includes the degree to which each individual has met individual performance objectives. These performance objectives are believed to relate directly to the Company's performance and are therefore related to shareholder value. Among the factors considered by the Committee are the recommendation of the Chief Executive Officer with respect to compensation of the Company's other key executive officers. However, the Committee makes the final compensation decisions concerning such officers.

     Comparative information utilized by the Company relates to Peer Group (as set forth below under the section herein dealing with the "Performance Graph"). In addition, the Committee reviews at least two other surveys of industry trade groups with similarity to the Company's operations. The trade group survey data sources are standard general indices constructed and provided by outside vendors. The surveys consist of many more data points than the limited number of companies in the peer performance stock group. In making compensation decisions, the Committee also from time to time receives assessments and advice regarding the compensation practices of the Company and others from independent compensation consultants. During 1997, the Compensation Committee analyzed the base salary and the total compensation (base salary plus annual incentives) of the Company's executives as compared to median survey data and to comparative companies in the rail supply industry, the electronic equipment manufacturing industry and the greater Kansas City area.

     In order to meet the objectives set out above, the Committee has designed the executive compensation program to be consistent with the Company's overall pay philosophy. Base salaries, the fixed regular periodic component of pay, are conservatively established at levels comparable to base salaries for similar positions at companies with similar levels of sales and overall financial performance. Annual cash bonus and equity awards, which are directly linked to the short-term and long-term financial performance of the Company as a whole, are designed to provide better than competitive pay only for better than competitive financial performance.

     Base Salary.

     On August 20, 1997, the Committee conducted a review of the performance and compensation of the Company's executive officer group, including Bjorn E. Olsson and the other named executive officers. This review included key accomplishments of each officer, an evaluation of achievement of individual goals and objectives, and an assessment of their contributions to the Company's performance. Based on this review and its assessment of competitive compensation practices, the Committee recommended a general increase in base salaries of 4% for certain executive officers and key employees (including some of the named executive officers) effective September 1, 1997.

     Bonuses.

     The Company's cash bonus or Incentive Bonus Plan for its Executive Officer Group includes not only the traditional ROCE measurement standard, but also earnings growth as a critical indicator of financial health of the Company. The objective of this Incentive Bonus Plan is to provide an additional incentive to each officer of the Company to advance the interests of the Company and its stockholders and create a more direct tie between annual performance and increased shareholder values. The Committee believes that the cash bonus plan encourages the creation of shareholder wealth by creating incentives both to maximize operating profit for the Company and minimize capital employed. Additionally, the cash bonus plan rewards efficiencies in production and innovation in quality-based productivity techniques. The executive cash bonus plan was based on 70% weighting for ROCE and 30% weighting for earnings growth for 1997. For 1998, the executive cash bonus plan will be based on 50% weighting for ROCE and 50% weighting for earnings growth. The formula for ROCE (Return on Capital Employed) is the sum of pretax earnings plus interest expense divided by the sum of average total assets minus non-interest bearing liabilities. The new proposal establishes target base bonus levels as a percentage of current base salary. Percentages are 35%, with the exception of Mr. Olsson, whose target base bonus is established at 45% of his base salary. For 1997, the base bonus levels for Messrs. Olsson, Foudree, Heggestad, Kaiser and Rosewall were $131,332, $61,412, $38,369, $51,817 and $40,576, respectively.
For 1998, the base bonus levels of Messrs. Olsson, Foudree, Heggestad, Kaiser and Rosewall will be $146,250, $63,868, $40,671, $54,927; and $42,199, respectively. The actual bonus is calculated based on actual performance numbers for ROCE as compared to budget and earnings growth based on primary earnings per share as compared to an Earnings Growth Rate Target established by the Board of Directors at 10% for fiscal 1997 and 1998. The ROCE portion of the formula is adjusted as follows based on the ratio of actual versus budget ROCE: under 75% of budgeted ROCE--no bonus award; from 75% to 99% of budgeted ROCE--pro-rated award; at 100% of budgeted ROCE--100% of potential ROCE bonus and for each 1% above budgeted ROCE a $7,000 incremental increase for each officer.

     For 1997, budgeted ROCE was 18.7% and actual ROCE was 23.8%. Targeted earnings per share growth was 10% and actual primary earnings per share growth was 16.5%. Amounts payable under the cash bonus plan for 1997 to all participants totaled $1,123,900 and the named executive officers, Messrs. Olsson, Foudree, Heggestad, Kaiser and Rosewall received the following amounts:
$192,309, $110,498, $82,505, $98,842 and $85,186, respectively.

     Incentive Stock Option Plan.

     The Committee historically considered outstanding option holdings in determining whether to grant additional options under the Company's 1990 Incentive Stock Option Plan to any individual. Each of the named executive officers received no grant of options pursuant to the ISOP during 1996 except for 3,500 option shares in lieu of their annual stock bonus. The exercise price for shares granted under the ISOP are determined by the closing price for the Company's stock on the date of grant. Options are exercisable immediately upon grant unless delays are necessary to avoid the statutory limitations on grants established under the Internal Revenue Code. The options are exercisable anytime during a five-year period from date of grant or the date on which the option was first exercisable. Upon approval of the 1996 Long-Term Incentive Plan by the Shareholders of the Company on May 14, 1996, the 1990 Incentive Stock Option Plan was replaced. No additional grants are permitted under the 1990 ISOP, although outstanding options remain exercisable in accordance with their terms.

     Long-Term Incentive Plans.

     On May 14, 1996, the shareholders of the Company approved the Company's 1996 Long-Term Incentive Plan ("1996 Plan"), which plan became effective May 31, 1996. The purposes of the 1996 Plan are (i) to align the interests of the Company's shareholders and recipients of awards under the 1996 Plan by increasing the proprietary interests of such recipients in the Company's growth and success, and (ii) to advance the interests of the Company by attracting and retaining officers, other employees and non-employee directors. Upon adoption of the 1996 Plan, it replaced both the Company's 1988 Non-Qualified Director Option Plan and the Company's 1990 Qualified Incentive Stock Option Plan. Outstanding options under both the 1988 Non-Qualified Director Option Plan and the 1990 Incentive Stock Option Plan remain valid although no new grants were permitted under either plan after May 31, 1996.

     Under the 1996 Plan, the Compensation Committee may establish vesting criteria for the grant of options or other permitted awards under the 1996 Plan. The Compensation Committee currently anticipates that the primary awards vehicle under the plan will consist of non-qualified options, with vesting over a four-year period from the date of grant so that 20% of the grant amount will vest each year. The exercise prices of such non-qualified options are determined by the Closing price for the Company's stock on the date of grant. Under the
1996 Plan, the Compensation Committee currently anticipates that grants to executive officers will be in the amount of 5,250 option shares per year so that 1,050 shares will be vested as of the date of grant and an additional 1,050 shares will vest over each of the following four years from the date of grant. In addition, the Compensation Committee anticipates granting non-qualified options to certain key employees of the Company, which grants will be in the amount of 750 shares, with 150 shares vested upon grant and 150 shares vesting in each of the following four years following the date of grant. Finally, the Committee anticipates grants of 1,500 non-qualified option shares to Assistant Vice Presidents with similar percentage vesting schedules to the officer grants.

     Under the 1996 Plan, on the last business day of May, commencing May 31, 1996 (or if later, on the date on which the person is first elected or begins to serve as a non-employee director, other than by reason of termination of employment) and, thereafter on the date of each annual meeting of shareholders of the Company, each person who is a non-employee director after such meeting of stockholders shall be granted a non-qualified option for 1,500 option shares of the Common Stock of the Company. The option amount shall be prorated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders. Options granted to non-employee directors pursuant to the 1996 Plan will immediately vest and will have a term of seven years for exercise.

     During 1996, no awards of non-qualified option grants were made to the executive officers of the Company under the 1996 Plan and, therefore, none of the named executive officers received grants of non-qualified options or other awards under the 1996 plan during 1996. On February 14, 1997, each executive officer (13 in all) received grants of non-qualified options under the 1996 Plan for 5,250 shares, vesting over 4 years at an exercise price of $12.17 per share. On May 13, 1997, each of the non-employee directors received a grant of 1,500 non-qualified options, with an exercise price of $13.00 per share. In February 1997, non-qualified options for 40,500 shares (750 to each key employee) were issued to 54 key employees under the 1996 Plan. The option exercise price of the non-qualified options granted to key employees was $12.17 per share with vesting over 4 years.

     Minimum Stockholding Requirement.

     During 1996, the Compensation Committee, with the Board of Director's approval, established a minimum stockholding requirement for Company stock (exclusive of ESOP and unexercised option shares) in amounts equal to two times base salary for the CEO, one-time base salary for the Executive Vice Presidents and one-half of base salary for all other members of the Executive Officer Group. For any person subject to the minimum stockholding requirements who holds less than the minimum stockholding requirement (measured at each year-end), the delinquency will result in up to one-third of that person's annual cash bonus being utilized to purchase shares of the Company's stock in the name of such individual. New officers will be given five years in which to satisfy their minimum shareholding requirement before application of the bonus withholding procedure. At December 31, 1997, each member of the Company's Executive Group, including each of the Named Executive Officers, satisfied their respective minimum stockholding requirements.

     Rodney L. Gray (Chair)                 Douglass Wm. List
     Bruce M. Flohr

     Performance Graph.

     The Company has included in this proxy statement, a graph of five-year shareholder returns on an indexed basis comparing the Company's common stock performance to other broad market indices or an index of selected peer group companies. The Board of Directors has approved a peer group of the Company and nine other manufacturing and service companies in the railroad supply industry. Revenues (on a 12-month trailing basis) for these companies range from $213.5 Million to $2,617.6 Million, as compared to $213.5 Million for the Company. Total Assets for these companies range from $124.4 Million to $2,224.2 Million, as compared to $135.7 Million for the Company. The peer group consists of the following companies: Harsco Corporation; Trinity Industries, Inc.; The Timken Companies; Morrison Knudsen Corporation; Varlen Corporation; L.B. Foster Company; Ansaldo Signal NV (acquired on December 11, 1996, by merger); ABC Rail Products,Inc.; Wabash National Corporation and the Company. Last year's peer group included Brenco, Incorporated, which was acquired by Varlen Corporation and is, therefore, not included as a separate company. The performance graph shows comparisons between the Company, the peer group and the S&P Composite 500 Stock Index. Data points for the performance graph comparisons are included in the Legend below. All indices have been weighted for market capitalization. The following performance graph also sets forth the percentage of cumulative total return for the last fiscal year and cumulative return since January 1, 1993.

                          TOTAL RETURN TO SHAREHOLDERS

     Comparison of Five-Year Cumulative Total Return* Among the Company, Peer Performance Group and S&P Composite 500 Index.

     The reference points on the foregoing graph are as follows:

               Dec.1992   Dec.1993    Dec. 1994   Dec. 1995   Dec.1996  Dec.1997
               --------   --------    ---------   ---------   --------  --------

Harmon          100.00     191.70       163.80      133.60     159.40    239.10
  Industries
Peer Group      100.00     136.20       134.70      144.60     169.10    229.60
S&P 500         100.00     109.80       111.30      153.10     188.80    252.00

     *Assumes that the value of the Company's common stock, Performance Peer Group and S&P 500 Index were each $100 on December 31, 1992 and that all dividends were reinvested.

                              DIRECTOR COMPENSATION

     From May 14, 1996 to May 12, 1998, the Board of Directors' compensation consists of annual fees of $8,000 plus travel expenses to and from the meetings for each director. Effective May 14, 1996, only non-employee directors were entitled to receive annual directors fees. In addition, the directors who are not employees of the Company receive $500 for each Board or separate committee meeting in which the director participates by attending or through telephonic conference. In addition, each chairperson of the respective committees of the Board of Directors receives an annual payment of $500 for acting as chairperson of a committee.

     Effective May 12, 1998, each non-employee director will receive an annual cash director's fee of $6,000 and 360 shares of Common Stock of the Company per year. In addition, non-employee directors receive $1,500 per Board meeting attended, $750 per committee meeting attended and $500 for each board or committee meeting attended telephonically. Each chair of a committee receives $250 per quarter. Finally, each non-employee director may receive $500 for a three-hour block of such director's time (capped at $1,500 total) for special or ad hoc projects assigned to such non-employee director by the Board.

     The package also grants each director an annual non-qualified option to purchase 1,500 shares of the Company's Common Stock at a price equal to the closing market price on the date of grant. The non-qualified options are granted under and are governed by the Company's 1996 Long-Term Incentive Plan. These options are exercisable at any time during a seven year period following the date of grant. On May 31, 1995, options for 3,000 shares were granted to each of the directors pursuant to the 1988 Director Option Plan, which options expired May 31, 1997 and had an exercise price of $11.83 per share. During 1997, Messrs. Foudree, Gray, Kohn, Olsson, Rentz and List exercised those outstanding director options for 3,000, 3,000, 1,500, 3,000, 3,000 and 3,000 shares, respectively. On
May 31, 1996, options for 1,500 shares were granted to each of the Non-Employee Directors pursuant to the 1996 Long-Term Incentive Plan. Such options have an exercise price of $11.33 per share, are fully vested and are exercisable over a term of seven years. On May 13, 1997, options for 1,500 shares were granted to each of the non-employee directors pursuant to the 1996 Long-Term Incentive Plan. These options have an exercise price of $13.00 per share, are fully vested and have a term of seven years. As of March 16, 1998, none of such options granted in 1996 have been exercised other than the exercise in

March 1998 by Bruce M. Flohr of both the 1996 and 1997 grants for 1,500 shares each. See discussion above under "Executive Compensation--Long-Term Incentive Plan" for a description of the non-qualified LTIP options granted annually to the Non-Employee Directors.

     On December 8, 1994, the Board of Directors approved a compensation package for Mr. Robert E. Harmon, in his capacity as Chairman of the Board effective January 1, 1995. The Chairman of the Board is treated as a Non-Employee Director for annual and director meeting fees. The defined duties of the Chairman include the following: representing the Company at national trade association meetings; assisting in lobbying efforts; assisting in overseas representation of the Company; assisting the CEO in acquisitions; assisting in the development of relationships with securities analysts and investors; assisting with sales and promotional calls; providing advisory services to the CEO; and conducting all Board meetings. The Chairman's annual fee, subject to review each year, was approximately $79,000 for fiscal 1997 and will be approximately $79,000 for fiscal 1998.

            APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION REGARDING INCREASE IN THE NUMBER OF AUTHORIZED CAPITAL SHARES

     On December 11, 1997, the Board of Directors of the Company recommended that shareholder approval be sought for a proposed amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of capital stock of the Company from 20,000,000 shares to 50,000,000 shares. The Company had as of March 16, 1998, 10,521,189 shares of its common stock outstanding and had 308,100 shares reserved to cover obligations to issue shares in connection with outstanding options. Management and the Board of Directors recommend voting to approve the proposed amendment.

     The affirmative vote of the holders of a majority of the Company's outstanding common stock present and entitled to vote at the meeting is required to approve the proposed amendment of the Articles of Incorporation to increase the number of authorized capital shares.

            APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1996 LONG-TERM
              INCENTIVE PLAN REGARDING AN INCREASE IN THE NUMBER OF
             SHARES AVAILABLE UNDER THE PLAN AND AN EXTENSION OF THE
                                TERM OF THE PLAN

     General

     On May 14, 1996, the Shareholders approved the adoption of the Harmon Industries, Inc. 1996 Long-Term Incentive Plan (the "1996 Plan"). The purposes of the 1996 Plan are (i) to align the interests of the Company's Shareholders and recipients of awards under the 1996 Plan by increasing the proprietary interests of such recipients in the Company's growth and success and (ii) to advance the interests of the Company by attracting and retaining officers, employees and non-employee directors. The Board of Directors has approved an Amendment to the 1996 Plan to increase the number of shares available under the Plan and to extend the term of the Plan. The 1996 Plan as originally adopted provided that the number of shares of common stock available for grants of awards to officers, other employees and non-employee directors in any calendar year will be 1.15% of the outstanding common stock as of January 1 of such year, beginning January

1, 1996, plus the number of shares which shall become available for grants of awards under the 1996 Plan in subsequent years but which shall not have become subject to such an award. After the January 1, 1998 increase (and as adjusted for the February 1998 3-for-2 stock split), the Company had available a total of 179,883 shares under the 1996 Plan. As a result of recruitment plus plan participation for non-employee Board members, executive officers and key employees, the anticipated need for 1998 is for approximately 200,000 shares. Consequently, the Compensation Committee of the Board of Directors has approved a proposed amendment to increase the applicable percentage from 1.15% of outstanding stock on January 1 to 1.25% of outstanding common stock on January 1, commencing January 1, 1999. The shortfall for the remainder of 1998, if any, will be covered by the purchase of additional shares on the open market, which is permitted under the terms of the 1996 Plan up to a maximum of 120,000 shares.

     Additionally, as originally adopted, the 1996 Plan became effective on May 31, 1996 and expires on May 31, 2001. The Compensation Committee of the Board of Directors has proposed an amendment for Shareholder approval to extend the life of the Plan from the current expiration of May 31, 2001 to a new expiration of May 31, 2003.

     Other than the amendments described above, no other changes will be made in the 1996 Plan.

     Stockholder  Vote  Required  and  Board  of  Directors Recommendations

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for approval of the amendments to the 1996 Plan as outlined above. Approval of the amendments of the 1996 Plan requires the affirmative vote of the majority of the shares of common stock present or represented by proxy at the annual meeting. Abstentions and broker non-votes will not be counted as votes cast. The Board of Directors recommends a vote for APPROVAL of an amendment of the Company's 1996 Long-Term Incentive Plan to increase the number of shares available and to extend the term of the Plan as described above.

                        APPROVAL OF SELECTION OF AUDITORS

     Management recommends voting to approve the selection of KPMG Peat Marwick LLP, as Auditors for the Company for the 1998 fiscal year. This firm has served continuously as Auditors for the Company since 1969.

     A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and will be available to make a statement, if he or she desires to do so, and to answer appropriate questions asked by the shareholders.

                       SHAREHOLDER PROPOSALS-1999 MEETING

     In the event any shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 1999, such proposal must be received by the Company, in writing, on or before November 13, 1998, to be considered for inclusion in the Company's next Proxy Statement. Shareholder proposals for suggested nominees for director should be submitted to the Company's Director Nomination and Compensation Committee on or before November 13, 1998.

                                  OTHER MATTERS

     Management is not aware of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment on such matters.


                                 BY ORDER OF THE BOARD OF DIRECTORS




                                 Robert E. Harmon
                                 Chairman
April 1, 1998

PROXY                        HARMON INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                              Tuesday, May 12, 1998

The undersigned holders of shares of Common Stock of Harmon Industries, Inc. (the "Company") hereby appoint Robert E. Harmon and Charles M. Foudree, and each of them, attorneys, agents and proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Country Club of Blue Springs, 1600
N. Circle Drive, Blue Springs, Missouri at 2:00 p.m. on Tuesday May 12, 1998, and at any adjournments of such meeting, with all powers which the undersigned would possess if personally present.

1. Election of ten (10) Directors-Nominees: Bruce M. Flohr, Charles M. Foudree,
                                             Rodney L. Gray, Robert E. Harmon,
                                             Herbert M. Kohn, Douglass Wm. List,
                                             Gerald E. Myers, Bjorn E. Olsson,
                                             John A. Sprague, Judith C.
                                             Whittaker.

   | | FOR all Nominees  | | AUTHORITY WITHHELD from all Nominees

   | | FOR all Nominees except vote(s) withheld for the following Nominee(s):


   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------


2. | | FOR   | | AGAINST   | | ABSTENTION Approval of Amendment to Articles of
                                             Incorporation increasing Authorized
                                             Common Stock from 20,000,000 to
                                             50,000,000 shares.

3. | | FOR   | | AGAINST   | | ABSTENTION Approval of an Amendment to the 1996
                                             Long-Term Incentive Plan.

4. | | FOR   | | AGAINST   | | ABSTENTION Selection of KPMG Peat Marwick LLP as
                                             auditors for the Company.

5. Upon such other business as may properly come before said meeting or any adjournment or adjournments thereof.





                 (Please sign reverse side and return promptly)




UNLESS OTHERWISE DIRECTED, THE MANAGEMENT PROXY COMMITTEE WILL VOTE FOR THE ELECTION OF TEN (10) DIRECTORS AS LISTED IN THE PROXY STATEMENT, FOR APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION INCREASING AUTHORIZED COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES, FOR APPROVAL OF AN AMENDMENT TO THE 1996 LONG-TERM INCENTIVE PLAN, AND FOR THE SELECTION OF KPMG PEAT MARWICK LLP.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement of the Company dated April 1, 1998.

                                 DATED __________________, 1998

                                 __________________________________________

                                 (Where stock is registered jointly in the names of two or more persons, all should sign. Signatures should correspond exactly with the name or names on the stock certificate. Executing partners, trustees, guardians, etc., should so indicate when signing.)

                                            THIS  PROXY  IS  SOLICITED BY THE
                                            BOARD  OF  DIRECTORS

                                INSTRUCTION CARD
                             HARMON INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                              Tuesday, May 12, 1998


INSTRUCTIONS TO:   Mercantile  Bancorporation,  Inc., Trustee of the Harmon
                   Industries,  Inc.  Employee Stock  Ownership Plan and  Trust,
                   for  voting  at the  Annual   Meeting  of   Shareholders   of
                   Harmon Industries, Inc. at 2:00 p.m. on May 12, 1998.

Please vote the shares held by you for my account as specified upon the proposals listed below:

1. Election of ten (10) Directors-Nominees:  Bruce M. Flohr, Charles M. Foudree,
                                              Rodney L. Gray, Robert E. Harmon,
                                              Herbert    M.   Kohn,
                                              Douglass Wm. List,   Gerald   E.
                                              Myers,  Bjorn  E.  Olsson,  John
                                              A.  Sprague,  Judith C. Whittaker.

   | | FOR all Nominees  | | AUTHORITY WITHHELD from all Nominees

   | | FOR  all  Nominees  except  vote(s)  withheld  for the  following
       Nominee(s):


   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------


2. | | FOR   | | AGAINST   | | ABSTENTION   Approval of Amendment to Articles
                                              of Incorporation increasing
                                              Authorized Common  Stock from
                                              20,000,000 to 50,000,000 shares

3. | | FOR   | | AGAINST   | | ABSTENTION   Approval of an Amendment to the 1996
                                              Long-Term Incentive Plan.

4. | | FOR   | | AGAINST   | | ABSTENTION   Selection of KPMG Peat Marwick LLP
                                              as auditors for the Company.

5. Upon such other business as may properly come before said meeting or any adjournment or adjournments thereof.






                 (Please sign reverse side and return promptly)



UNLESS OTHERWISE DIRECTED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF TEN (10) DIRECTORS AS LISTED IN THE PROXY STATEMENT, FOR APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION INCREASING AUTHORIZED COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES, FOR APPROVAL OF AN AMENDMENT TO THE 1996 LONG-TERM INCENTIVE PLAN, AND FOR THE SELECTION OF KPMG PEAT MARWICK LLP.


The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement of the Company dated April 1, 1998.

                                 DATED _____________________________, 1998

                                 _______________________________________________
                                 Participant's Signature